UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2017 (July 20, 2017)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

See Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Additionally, on June 5, 2017, Quanta Services, Inc. (“Quanta”) completed the acquisition of substantially all of the assets of a telecommunications company located in the United States, in which a portion of the consideration consisted of the unregistered issuance of shares of Quanta’s common stock. The aggregate consideration paid for that acquisition consisted of approximately $4.8 million in cash and 288,666 shares of Quanta common stock valued at approximately $9.0 million as of the date of the acquisition. The Quanta common stock was issued pursuant to a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 8.01	Other Events.

On July 20, 2017, Quanta and certain subsidiaries of Quanta (the “Purchasers”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the general and limited partners of Stronghold, Ltd. and Stronghold Specialty, Ltd. (collectively, “Stronghold”), pursuant to which the Purchasers agreed to acquire all of the issued and outstanding general and limited partner interests in Stronghold. Stronghold is a leading specialized services company that provides high pressure and critical path solutions to the downstream and midstream energy markets.

The acquisition of Stronghold closed simultaneously with the execution of the Purchase Agreement (the “Closing”). The transaction consideration consists of upfront payments of approximately $450 million, comprised of $360 million of cash and 2,693,680 shares of Quanta common stock valued at approximately $90 million, with a cash and stock earnout (the “Contingent Consideration”) that could provide maximum additional consideration of $100 million if cumulative three-year EBITDA targets are achieved. Any Contingent Consideration will be paid by the Purchasers as follows: (i) 70% in cash and (ii) 30% in Quanta common stock, subject to Quanta’s election, in its sole discretion, to pay up to the full amount of Contingent Consideration in cash. The Purchase Agreement contains customary representations and warranties and covenants, including indemnification obligations.

Pursuant to the Purchase Agreement, included as a portion of the stock consideration paid at the Closing, Quanta issued 65,166 shares of Quanta common stock to certain employees of Stronghold in order to satisfy certain of Stronghold’s existing employee benefit obligations.

The Quanta common stock issued at the Closing pursuant to the Purchase Agreement was issued pursuant to a private placement in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. Any Quanta common stock to be issued as Contingent Consideration pursuant to the Purchase Agreement will also be issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2017	QUANTA SERVICES, INC.

	By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Executive Vice President and General Counsel